UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

           September 12, 2008
(Date of earliest event reported)

LABORATORY CORPORATION OF
AMERICA HOLDINGS

(Exact Name of Registrant as Specified in its Charter)

DELAWARE	1-11353	13-3757370

(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

358 SOUTH MAIN STREET, BURLINGTON, NORTH CAROLINA	27215	336-229-1127

(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01. Regulation FD Disclosure

On September 12, 2008, Laboratory Corporation of America® Holdings (LabCorp®) (NYSE: LH), announced that for the period of September 12, 2008 to March 11, 2009, its zero coupon subordinated Liquid Yield Option™ Notes due 2021 (LYONs) and Zero Coupon Convertible Subordinated Notes due 2021 (Zero Coupon Notes) will, subject to the terms of the LYONs and Zero Coupon Notes, accrue contingent cash interest at a rate of no less than 0.125% of the average market price of a LYON or Zero Coupon Note, as applicable, for the five trading days ended September 9, 2008, in addition to the continued accrual of the original issue discount. Contingent cash interest, which the Company has determined to be approximately $1.23 per Note, will be payable to holders of the LYONs or Zero Coupon Notes as of the record date, which is February 24, 2009. The payment of contingent cash interest is expected to be made on March 11, 2009.

Exhibits

99.1 Press Release dated September 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Laboratory Corporation of America Holdings (Registrant)
Date: September 12, 2008	By:	/s/Bradford T. Smith
Bradford T. Smith, Executive Vice President and Secretary